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                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT AUDITORS AND REPORT ON SCHEDULE

The Partners of Star Gas Partners, L.P.:

  The audits referred to in our report dated November 7, 1997, included the related financial statement schedule--Valuation and Qualifying Accounts for each of the years in the three-year period ended September 30, 1997, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the headings, "Selected Historical and Pro Forma Financial and Operating Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Stamford, Connecticut

December 3, 1997